                          2002 CONSULTANT SERVICES PLAN

        THIS is the 2002 CONSULTANT SERVICES PLAN (the "Plan") and is made as of the 28th day of August, 2002 between Communitronics of America, Inc. a Utah
Corporation (the "Company"), for the Consultant listed below (the "Consultant").

                                 R E C I T A L S

        WHEREAS, the Company wishes to grant, and the Consultant wishes to receive, as compensation for services provided to the Company, an aggregate of 900,000 shares of the common stock of the Company, par value $.001 per share (the
"Common Stock"), pursuant to the provisions set forth herein;

        NOW, THEREFORE, in consideration of the mutual promises, covenants, terms and conditions herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1.       Grant of Share.The Company hereby grants to the Consultant the following shares of Common Stock ( the "Shares") in the Company.

                Name                 # of Shares             Service Type
            William Craig              900,000           Consulting Services

2.       Services. Consultant has been engaged by the Company to perform  consulting services and the Company  acknowledges  that the services to be rendered hereby are not in connection  with the offer or sale of securities in a capital raising  transaction and do not directly or indirectly promote or maintain a market for the securities of the Company.

3.       Compensation. Consultant's compensation is the Shares identified herein. The parties agree the Shares are valued at $.01 each. Consultant is responsible for all income taxes.

4.       Registration or Exemption. Notwithstanding anything to the contrary contained herein, the Shares will be registered on Form S-8 Registration
         Statement dated August 23, 2002.

5.       Delivery of Shares. The Company shall deliver to the Consultant the shares representing the total number granted under number one.

6.       Waiver. No waiver is enforceable unless in writing and signed by the waiving party, and any waiver shall not be construed as a waiver by any other party or of any other or subsequent breach.

7.       Amendments. This Plan may not be amended unless by the mutual consent of all the parties hereto in writing.

8.       Governing Law. This Plan shall be governed by the laws of the State of
         Florida, and the sole venue for any action  arising hereunder shall be
         Hillsborough County, Florida.

9.       Assignment and Binding Effect. Neither this Plan nor any of the  rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto  except as otherwise provided herein. This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

10.      Integration and Captions. This Plan includes the entire understanding of the parties hereto with respect to the subject matter hereof. The captions herein are for convenience and shall not control the interpretation of this Plan.

11.      Legal Representation. Each party has been  represented by independent legal counsel in connection  with this Plan, or each has had the opportunity to obtain  independent  legal counsel and has waived such right, and no tax advice has been provided to any party.

12.      Construction. Each party acknowledges and agrees having had the opportunity to review,  negotiate and approve all of the provisions of this Plan

13.      Cooperation. The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth herein above.

14.      Fees, Costs and Expenses. Each of the parties hereto acknowledges and agrees to pay, without reimbursement from the other party(ies), the fees, costs, expenses incurred by each such party incident to this Plan.

15.      Consents and Authorizations. By the execution  hereinbelow, each party acknowledges and agrees that each such party has the full right,  power, legal  capacity  and  authority  to enter into this Plan,  and the same constitutes  a valid and legally binding Plan of each such party in accordance with the terms, conditions and other provisions contained herein.

16.      Severability. In the event anyone or more of the provisions of this Plan shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.

17.      Counterparts.This Plan may be executed in counterparts.

18.      Facsimile. This Plan may be executed by facsimile.

   Communitronics of America, Inc.                  CONSULTANT

/s/ David R. Pressler                           /s/ William Craig
------------------------------------            --------------------------
    David R. Pressler                               William Craig
    President/CFO